Exhibit 99.3

ACCELERATING OUR PATH FORWARD TO CREATE TWO HIGHLY FOCUSED COMPANIES

Investor FAQ

1.	What is the rationale for this transaction vs. the previously announced spinoff?

This new separation path creates a win-win for both companies and its stakeholders. The agreement marks an acceleration of the previously announced separation plan to create two highly focused global companies with greater strategic flexibility. The transaction enables greater agility and operational focus for both FIS and Worldpay to capitalize on their respective growth and margin opportunities in rapidly evolving markets.

For FIS, this new separation provides cash proceeds that will enable the Company to strengthen its balance sheet by accelerating the paying down of debt, while also providing capital for the repurchase of shares and general corporate purposes.

For Worldpay, being a private company provides numerous advantages including the ability to pursue acquisition opportunities which will accelerate growth, and greater ability to prioritize investments in innovation and product development that drive growth and expansion in the rapidly evolving payments markets.

Finally, the new separation path means FIS will maintain a minority stake in Worldpay, which will allow it to benefit from upside in the business while preserving the strong commercial partnership between the companies.

2.	How did the deal come about since the time of the initial spin announcement?

Since February’s announcement, FIS received several expressions of interest to buy its Merchant Solutions business from parties who see significant growth potential for Worldpay and want to invest in its future success. The FIS Board of Directors and management team have carefully evaluated the benefits of this new separation path and determined it is a win-win for both companies, setting both FIS and Worldpay up for future success and growth.

3.	How much of the valuation is contingent upon performance?

FIS has the opportunity to receive up to $1 billion of consideration contingent on the returns realized by GTCR exceeding certain thresholds.

4.	How much of a stake will FIS retain in Worldpay?

At close, FIS will retain a non-controlling 45% ownership interest in a new standalone joint venture.

5.	How would the additional $1.25 billion of funding by GTCR affect the minority ownership stake of FIS?

FIS will have the option to co-invest pari passu.

6.	What will the proceeds from the sale be used for?

Proceeds from the sale will be used by FIS to strengthen its balance sheet by paying down debt, repurchasing shares and for general corporate purposes—all critical financial steps that will propel future innovation and growth, drive investment back into the business, and accelerate shareholder value creation.

7.	How quickly does FIS plan to pay down debt? What is the timeline for share repurchases?

FIS expects to use a portion of the proceeds to pay down debt to approximately $10 billion, reducing leverage to approximately 2.5x upon close on a pro-forma basis for the transaction. The remaining net proceeds of approximately $2.5 billion will principally be used for share repurchases as the Company sees significant value in the current stock price for shareholders, as well as for general corporate purposes.

8.	Does this conclude the overall strategic review at FIS?

As always, FIS will continue to evaluate opportunities to enhance shareholder value.

9.	Will FIS have any oversight of Worldpay?

As previously planned, Charles Drucker will become CEO of Worldpay upon close of the transaction and will work closely with the team to continue executing its strategy and operations as an independent company. FIS will maintain a meaningful 45% minority stake and will receive ample Board representation, including Stephanie Ferris joining the Worldpay Board of Directors.

10.	Will FIS and Worldpay maintain an ongoing commercial relationship?

FIS and Worldpay will maintain a commercial relationship, preserving a key client value proposition for both businesses. FIS will continue to leverage Worldpay as a distribution channel beyond its core financial services markets, while Worldpay’s clients will continue to have access to FIS’ suite of next-generation banking and treasury solutions. The companies are finalizing the terms of the commercial agreements and will provide an update in due course.

11.	When will the transaction close?

The transaction is expected to close by Q1 2024 subject to regulatory approvals and customary closing conditions.

12.	Will there be a net operating loss for tax purposes associated with the transaction?

No, there will not be a net operating loss generated due to the transaction. FIS originally acquired Worldpay in a tax-free transaction resulting in carryover tax basis and no gain upon the original acquisition.

13.	Who is GTCR?

Founded in 1980, GTCR is a leading private equity firm that pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through organic growth and strategic acquisitions. GTCR is focused on investing in transformative growth in companies in the Business & Consumer Services, Financial Services & Technology, Healthcare and Technology, Media & Telecommunications sectors. Since its inception, GTCR has invested more than $24 billion in over 270 companies, and the firm currently manages more than $35 billion in equity capital. GTCR is based in Chicago with offices in New York and West Palm Beach. For more information, please visit www.gtcr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the proposed sale of the Merchant Solutions business, the expected financial and operational results of the Company, and expectations regarding the Company’s business or organization after the proposed transaction., as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

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changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

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the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or in respect of any chargeback liability, either of which could adversely impact liquidity and results of operations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

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the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

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the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

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the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

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internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

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the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	uncertainties as to the timing of the consummation of proposed transaction or whether it will be completed;

•	the risk that partners and third parties who may fail to satisfy their legal obligations and risks associated with managing pension cost; cybersecurity issues, IT outages and data privacy;

•	risks associated with the impact, timing or terms of the proposed transaction;

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risks associated with the expected benefits and costs of the proposed transaction, including the risk that the expected benefits of the proposed transaction or any contingent purchase price will not be realized within the expected timeframe, in full or at all;

•	the risk that conditions to the proposed transaction will not be satisfied and/or that the proposed transaction will not be completed within the expected timeframe, on the expected terms or at all;

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the risk that any consents or regulatory or other approvals required in connection with the proposed transaction will not be received or obtained within the expected timeframe, on the expected terms or at all;

•	the risk that the financing intended to fund the proposed transaction may not be obtained;

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the risk that the costs of restructuring transactions and other costs incurred in connection with the proposed transaction will exceed our estimates or otherwise adversely affect our business or operations;

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the impact of the proposed transaction on our businesses and the risk that the proposed transaction may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

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competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by merchants or bad actors; and

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other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in our quarterly reports on Form 10-Q, in our current reports on Form 8-K and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. There can be no assurance that the proposed transaction will in fact be completed in the manner described or at all. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.